REX ETF TRUST485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2026, relating to the financial statements and financial highlights of REX COIN Growth & Income ETF, REX CRWV Growth & Income ETF, REX Drone ETF, REX HOOD Growth & Income ETF, REX IncomeMax Option Strategy ETF, REX LLY Growth & Income ETF, REX MSTR Growth & Income ETF, REX NVDA Growth & Income ETF, REX PLTR Growth & Income ETF, REX TSLA Growth & Income ETF, and REX WMT Growth & Income ETF, each a series of REX ETF Trust, which are included in Form N-CSR for the period ended December 31, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses, and “Investment Adviser and Other Service Providers” and “Financial Statements” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 27, 2026